EXHIBIT 4

                             POWER OF ATTORNEY


ENERGY FUND II GP, LLC hereby authorizes any of GEOFFREY T. BOISI, MARY J. GUILFOILE, JOHN J. MACWILLIAMS OR PRESTON R. MILLER, acting alone, to sign and file with the Securities and Exchange Commission on its behalf a
Schedule 13D and any amendments thereto relating to its actual and deemed beneficial ownership of shares of COMPAGNIE GENERALE DE GEOPHYSIQUE. This Power of Attorney is valid for twelve (12) months from the date set forth below.


Dated:  February 4, 2000


                                    ENERGY FUND II GP, LLC

                                    By: /s/ Preston R. Miller
                                       ----------------------------------
                                              Authorized Signatory